UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2013
EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, Equity One, Inc., a Maryland corporation (the “Company”), held its 2013 annual meeting of stockholders. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1. Election of directors, each to hold office until the Company's 2014 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

Name	For	Withheld	Broker Non-Votes
James S. Cassel	77,719,159	25,920,579	7,248,670
Cynthia R. Cohen	80,985,407	22,654,331	7,248,670
David Fischel	98,784,798	4,854,940	7,248,670
Neil Flanzraich	98,493,603	5,146,135	7,248,670
Chaim Katzman	75,416,524	28,223,214	7,248,670
Peter Linneman	98,060,221	5,579,517	7,248,670
Galia Maor	103,118,539	521,199	7,248,670
Jeffrey S. Olson	101,162,864	2,476,874	7,248,670
Dori Segal	78,063,148	25,576,590	7,248,670

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered certified public accounting firm for the 2013 fiscal year.

For	Against	Abstained	Broker Non-Votes
110,252,353	585,816	50,239	—

Proposal 3. Approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstained	Broker Non-Votes
95,912,164	7,646,343	81,231	7,248,670

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity One, Inc.

Date: May 10, 2013	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary